amerantbank.com Investor Update As of March 31, 2021

2 amerantbank.com Forward-Looking Statements This presentation contains “forward-looking statements” within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, including, statements with respect to our objectives, expectations and intentions and other statements that are not historical facts. All statements other than statements of historical fact are statements that could be forward-looking statements. You can identify these forward-looking statements through our use of words such as “may,” “will,” “anticipate,” “assume,” “should,” “indicate,” “would,” “believe,” “contemplate,” “expect,” “estimate,” “continue,” “plan,” “point to,” “project,” “could,” “intend,” “target,” “goals,” “outlooks,” “modeled,” "create" and other similar words and expressions of the future. Forward-looking statements, including those as to our beliefs, plans, objectives, goals, expectations, anticipations, estimates and intentions, involve known and unknown risks, uncertainties and other factors, which may be beyond our control, and which may cause the Company’s actual results, performance, achievements, or financial condition to be materially different from future results, performance, achievements, or financial condition expressed or implied by such forward-looking statements. You should not rely on any forward-looking statements as predictions of future events. You should not expect us to update any forward-looking statements. All written or oral forward-looking statements attributable to us are expressly qualified in their entirety by this cautionary notice, together with those risks and uncertainties described in “Risk factors” in our annual report on Form 10-K for the fiscal year ended December 31, 2020, and in our other filings with the U.S. Securities and Exchange Commission (the “SEC”), which are available at the SEC’s website www.sec.gov. Interim Financial Information Unaudited financial information as of and for interim periods, including as of and for the three-month periods ended March 31, 2021 and 2020, may not reflect our results of operations for our fiscal year ending, or financial condition as of December 31, 2021, or any other period of time or date. Non-GAAP Financial Measures The Company supplements its financial results that are determined in accordance with accounting principles generally accepted in the United States of America (“GAAP”) with non-GAAP financial measures, such as “pre-provision net revenue (PPNR)”, “adjusted noninterest income”, “adjusted noninterest expense”, “adjusted net income (loss)”, “adjusted net income (loss) per share (basic and diluted)”, “adjusted return on assets (ROA)”, “adjusted return on equity (ROE)”, and other ratios. This supplemental information is not required by, or are not presented in accordance with, U.S. generally accepted accounting principles (“GAAP”). The Company refers to these financial measures and ratios as “non-GAAP financial measures” and they should not be considered in isolation or as a substitute for the GAAP measures presented herein. We use certain non-GAAP financial measures, including those mentioned above, both to explain our results to shareholders and the investment community and in the internal evaluation and management of our businesses. Our management believes that these non-GAAP financial measures and the information they provide are useful to investors since these measures permit investors to view our performance using the same tools that our management uses to evaluate our past performance and prospects for future performance, especially in light of the additional costs we have incurred in connection with the Company’s restructuring activities that began in 2018 and continued into 2021 and the one-time loss on sale of the Beacon operations center in the fourth quarter of 2020. While we believe that these non-GAAP financial measures are useful in evaluating our performance, this information should be considered as supplemental and not as a substitute for or superior to the related financial information prepared in accordance with GAAP. Additionally, these non-GAAP financial measures may differ from similar measures presented by other companies. Important Notices and Disclaimers

3

About Us

History
- Founded in 1979
- Acquired in 1987 by MSF [1]
- 80.1% spin-off in Aug. 2018
- Completed IPO in Dec. 2018
- Rebranded as Amerant in June 2019
- MSF no longer has stake in the Company

Headquarters
- Coral Gables, FL

Employees
- 731 FTEs [7]

Footprint
- 25 branches throughout South Florida and Houston

Market Share
- Second largest community bank headquartered in Florida

Assets
- $7.75 billion

Deposits
- $5.68 billion

AUM
- $2.0 billion under management/ custody

Geographic Mix

March 31, 2021

Loans


2%
98%

Deposits


44%
56%

Domestic International

Financial Highlights

(in millions, except per share data and percentages)	2018	2019	2020	1Q21
Balance Sheet				
Assets	$ 8,124	$ 7,985	$ 7,771	$ 7,751
Loans	5,920	5,744	5,842	5,755
Deposits	6,033	5,757	5,732	5,678
Tangible Common Equity [2][3]	726	813	762	763
Income Statement				
Net Income (Loss)	$ 45.8	$ 51.3	$ (1.7)	$ 14.5
Adjusted Net Income [3]	$ 57.9	$ 53.1	$ 3.7	$ 14.7
Pre-provision revenue [3]	$ 57.9	$ 60.9	$ 84.3	$ 18.1
Net Income (Loss) per Share - Basic	$ 1.08	$ 1.21	$ (0.04)	$ 0.38
Adjusted Net Income per Share - Basic [3]	$ 1.36	$ 1.25	$ 0.09	$ 0.39
ROA	0.55 %	0.65 %	0.65 %	0.76 %
Adjusted ROA [3]	0.69 %	0.67 %	0.67 %	0.77 %
ROE	6.29 %	6.43 %	6.43 %	7.47 %
Adjusted ROE [3]	7.95 %	6.66 %	6.66 %	7.57 %
Efficiency Ratio [4]	78.8 %	77.5 %	77.5 %	70.7 %
Capital				
Tier 1 Common Ratio	11.1 %	12.6 %	12.6 %	11.9 %
Tier 1 Capital Ratio	12.7 %	13.9 %	13.9 %	12.9 %
Total Risk-based Capital	13.5 %	14.8 %	14.8 %	14.1 %
Tangible Common Equity Ratio	9.0 %	10.2 %	10.2 %	9.9 %
Stockholders' book value per common share	$ 17.31	$ 19.35	$ 19.35	$ 20.70
Tangible Book Value per Common Share [3]	$ 16.82 [2]	$ 18.84	$ 18.84	$ 20.13
Credit				
Non-performing Assets [5] / Assets	0.22 %	0.41 %	1.13 %	1.16 %
Net charge offs (Recoveries) / Average Total Loans [6]	0.18 %	0.11 %	0.52 %	— %

[1] Mercantil Servicios Financieros, C.A. ("MSF"), the Company's former parent company
[2] Reflects special one-time dividend of $40.0 million paid on March 13, 2018 to MSF in connection with the spin-off
[3] See Appendix 2 "Non-GAAP Financial Measures Reconciliations" for a reconciliation of these non-GAAP financial measures to their GAAP counterparts.
[4] Efficiency ratio is the result of noninterest expense, respectively divided by the sum of noninterest income and net interest income
[5] Non-performing assets include all accruing loans past due 90 days or more, all nonaccrual loans, restructured loans that are considered "troubled debt restructurings" or "TDRs", and OREO properties acquired through or in lieu of foreclosure
[6] Calculated based upon the average daily balance of outstanding loan principal balance net of unamortized deferred loan origination fees and costs, excluding the allowance for loan losses
[7] Since 2018, the Company has reduced FTEs by 19.8%.

amerantbank.com

AMERANT

4 amerantbank.com Established Franchise in Attractive Markets Pathway to Strong Profitability Significant Fee Income Platform Well-Positioned Loan Portfolio Strong and Diverse Deposit Base Investment Opportunity Highlights • Long history with strong reputation and deep customer relationships • Presence in high- growth markets of Miami, Florida and Houston, Texas • Seasoned management team and board • Second largest community bank headquartered in Florida (1) • Growing customer deposit base (approximately 3% CAGR since 2018) • Low-cost international customer deposit are a strategic advantage (0.16% average cost in the first three months of 2021) • Retaining international deposits by adding new and revamped product bundles and services, and improved customer experience • Loan book well- diversified across various asset classes and markets • Strong reserve coverage and disciplined credit culture • High level of relationship lending • Solid risk management to allow adjustments based on market conditions • Wealth management and brokerage platform with accompanying trust and private banking capabilities • Emphasizing growth in treasury management and other commercial fee generating opportunities • Launched Amerant Mortgage; expected opening June 1, 2021 • Dynamic initiatives to improve ROA/ ROE through efficiency, fee income, and other levers • Proactive strategy to enhance financial performance as part of a multi-year shift towards increasing core domestic growth and profitability • Ongoing digital transformation to adapt to a new competitive environment (1) Community banks include those with less than $10 billion in assets. Source: S&P Market Intelligence - March 2021 (2) See Appendix 2 ”Non-GAAP Financial Measures Reconciliations" for a reconciliation of this non-GAAP financial measure to its GAAP counterpart

5 amerantbank.com Jerry Plush Vice-Chairman & Chief Executive Officer 62 years old Carlos Iafigliola Executive Vice President & Chief Financial Officer 44 years old Alfonso Figueredo President & Chief Operating Officer 60 years old Alberto Capriles Executive Vice President & Chief Risk Officer 53 years old Miguel Palacios Executive Vice President & Chief Business Officer 52 years old Experienced Management Team • Executive Vice President and Chief Business Officer since February 2018 • All 28 years of banking experience spent with MSF / AMTB • Domestic Personal and Commercial Manager from 2012 to 2018 • Special Assets Manager from 2009 to 2012 • Executive Vice President and Chief Risk Officer since 2015 • 25 years with MSF / AMTB • Corporate Treasurer of MSF from 2008 to 2015 • Corporate Market Risk Manager of MSF from 1999 to 2008 • President and COO since February 2018 • 32 years with MSF / AMTB • Executive Vice President of Operations and Administration of MSF from 2015 to 2018 • CFO of MSF from 2008 to 2015 • CFO since May 2020 • 22 years with MSF / AMTB • Head of Treasury from 2015 to April 2020 • Asset & Liability Manager at AMTB from 2004 to 2015 • Served in Market Risk Management at MSF 1998 to 2004 • Vice-Chairman & Chief Executive Officer since March 2021 • Served as Executive Vice-Chairman from Feb 2021 until Mar 2021 and has served on the Board of Directors since July 2019 • Former partner at Patriot Financial Partners • Prior experience includes: – Sr. executive roles at Verdigris Holdings, Santander USA, Webster Bank and MBNA America – Board director at Santander Consumer, FHLB of Pittsburgh and Webster Bank

6

Growing and Diverse Markets

Branch Footprint [1]

March 31, 2021

Florida

18 banking centers



Texas

7 banking centers


Champions
FM 1960 West
Katy
Town and Country
Tanglewood
South Shepherd
Sugar Land

Deposit Market Share [2]

June 30, 2020

Market	Branches	Deposits ($mm)	% of AMTB	Market Share %
Miami-Dade, FL [3]	10	$4,992	81.4	3.1
Broward, FL	6	361	5.9	0.6
Palm Beach, FL	3	124	1.7	0.2
Florida	**19**	**$5,477**	**89.0 %**	**1.9 %**

Market	Branches	Deposits ($mm)	% of AMTB	Market Share %
Harris, TX [4][5]	7	$577	9.5	0.2
Montgomery, TX	1	77	1.5	0.5
Texas	**8**	**$654**	**11.0 %**	**0.2%**

Market Demographics

2010 – 2021 Est. Population Change


12.9%
22.2%
7.2%
Miami
Houston
U.S.

2021 – 2026 Median Est. Household Income Change


11.4%
3.8%
9.0%
Miami
Houston
U.S.

2021 – 2026 Est. Population Change


5.4%
7.6%
2.9%
Miami
Houston
U.S.

Amerant is growing in attractive markets and is the largest community bank in the Miami-Dade MSA [6]

(1) The Company closed one banking center in Florida, and another in Texas, on October 30, 2020
(2) Deposit Market Share data and number of branches is as of June 30, 2020. For the current number of branches see Branch Footprint
(3) Includes brokered deposits of $588 million as of June 30, 2020
(4) Includes the Katy, TX branch. The city of Katy is in Harris, Fort Bend, and Waller Counties and the new facility serves nearby areas of these counties
(5) Our Sugar Land, TX branch also serves Fort Bend County and our Katy, TX branch lies adjacent to this market
(6) Community banks include those with less than $10 billion in assets

Sources: Deposit data from FDIC as of June 30, 2020 (Bank-level). Market demographics, and county data and market share from S&P Global. Market Intelligence as of June 30, 2020

amerantbank.com

AMERANT

7 amerantbank.com • All capital ratios are above "well capitalized" levels • Initiated Class B common stock repurchase program on March 10, 2021; as of April 27, 2021, have repurchased over $3.9 million, representing 243,167 shares of Class B common stock at a weighted average price of $16.06 Performance Highlights 1Q21 Capital Business • Net income of $14.5 million in 1Q21, up 70.7% compared to 4Q20; Diluted earnings per share was $0.38 for 1Q21, compared to $0.20 in 4Q20 • PPNR(1) was $18.1 million, an increase of 112.1% compared to 4Q20 • Total loans were $5.8 billion, down 1.50% from 4Q20 • Total deposits were $5.7 billion, down 0.9% from 4Q20 • Total demand deposits increased $199.5 million, or 9.5% from 4Q20 • Average cost of total deposits decreased to 0.60% in 1Q21 from 0.69% in 4Q20 • AUMs totaled $2.0 billion, up $46.5 million, or 2.4%, from 4Q20 Earnings (1) Pre-Provision Net Revenue, or PPNR, is determined by methods other than GAAP. See Appendix 2 ”Non-GAAP Financial Measures Reconciliations" for a reconciliation of this non-GAAP financial measure to its GAAP counterpart.

8 amerantbank.com 85.8% 70.7% 4Q20 1Q21 15.2% 17.2% 4Q20 1Q21 12.7% 12.9% 4Q20 1Q21 2.61% 2.66% 4Q20 1Q21 Focused on Key Performance Metrics Robust Deposit Base Robust Capital Position Higher Operating Profitability Rationalizing Cost Structure (1) Calculated based upon the average daily balance of total assets. (2) Calculated based upon the average daily balance of stockholders' equity. 1.90% 1.93% 4Q20 1Q21 Strong Credit Coverage 0.42% 0.76% 4Q20 1Q21 Improved Profitability 4.09% 7.47% 4Q20 1Q21 NIB Deposits/ Total Deposits Tier 1 Capital Ratio Net Interest Margin Efficiency Ratio ALL / Total LoansROA (1) ROE (2)

9 amerantbank.com 86.1% 13.9% U.S. Gov't sponsored enterprises 51.3% U.S. Gov't agency 18.2% Municipals 1.3% Corporate debt 29.0% US treasury 0.2% $1,601.3 $1,225.1 $1,190.2 $70.3 $58.1 $104.7 $24.2 $24.3 $24.0 2.45% 2.21% 2.15% 1Q20 4Q20 1Q21 0 500 1,000 1,500 87.3% 12.7% • Effective duration increased vs. 4Q20 due to lower expected prepayments and longer-duration securities purchased during 1Q21 Investment Portfolio Balances and Yields (1) Available for Sale (AFS) Held to Maturity (HTM) Highlights Fixed vs. Floating Mar. 2020 (2) Mar. 2021 Floating rate Fixed rate Available for Sale Securities by Type March 31, 2021 3.0 yrs Effective Duration ($ in millions) Marketable Equity Securities (1) Excludes Federal Reserve Bank and FHLB stock (2) Hybrid investments are classified based on current rate (fixed or float). The Company revised its classification of securities by rate type in 3Q20. Prior year information has been revised for comparative purposes, resulting in a change from 14.6% (floating) and 85.4% (fixed) as previously reported in 1Q20 Yield 3.4 yrs Effective Duration

10 amerantbank.com 51.8% 50.2% 50.4% 48.6% 48.5% 19.4% 21.5% 20.5% 20.1% 19.5% 16.3% 16.0% 15.8% 16.2% 16.3% 10.0% 10.1% 10.1% 10.9% 10.9% 2.5% 2.2% 3.2% 4.2% 4.8% 4.31% 3.77% 3.64% 3.76% 3.77% 1Q20 2Q20 3Q20 4Q20 1Q21 65.3% 66.3% 66.5% 66.2% 66.1% 18.2% 17.8% 17.9% 17.8% 18.0% 13.3% 12.9% 12.6% 12.9% 12.9% 3.2% 3.0% 3.0% 3.1% 3.0% 1Q20 2Q20 3Q20 4Q20 1Q21 Consumer CRE Commercial and FI & Acceptances Owner Occupied Single Family Residential Loan Portfolio Highlights Loan Composition Geographic Mix (Domestic) • Lower average loan balances resulting from high level of prepayments in commercial, including those from PPP loans • Originated $81.5 million in PPP loans in 1Q21; $164.8 million PPP loans outstanding at March 31, 2021. Subsequently in 2Q21, Company sold approximately $95.1 million of PPP loans to a third party and expects to realize a pre-tax gain on sale of approximately $3.8 million • Processed $178.6 million of forgiveness applications during 1Q21; approx. $83 million remain outstanding from PPP loans originated in 2020 • Consumer loans include $61.7 million in high-yield indirect U.S. consumer loans purchased during 1Q21 Florida Texas New York Average Loan Yield Other (1) (1) Includes international loans, loans held for sale and certain loans based on country of risk.

11

Credit Quality

Non-Performing Assets [1] / Total Assets



0.41%
0.95%
1.08%
1.13%
1.16%
1Q20
2Q20
3Q20
4Q20
1Q21

Allowance for Loan Losses
($ in millions)



$72.9
$119.7
$110.9
$110.9
$110.9
1.29%
2.04%
1.93%
1.90%
1.93%
1Q20
2Q20
3Q20
4Q20
1Q21
Allowance for Loan Losses
ALL as a % of Total Loans

Allowance for Loan Losses / Total NPL



2.2x
1.6x
1.4x
1.3x
1.2x
1Q20
2Q20
3Q20
4Q20
1Q21

Net Charge-Offs / Average Total Loans [2]



0.09%
0.13%
1.41%
0.40%
—%
1Q20
2Q20
3Q20
4Q20
1Q21

- Credit quality remains sound and reserve coverage is strong
- No provision for loan losses recorded in 1Q21

(1) Non-performing assets include all accruing loans past due 90 days or more, all nonaccrual loans, restructured loans that are considered TDRs, and OREO properties acquired through or in lieu of foreclosure.
(2) Annualized and calculated based upon the average daily balance of outstanding loan principal balance net of unamortized deferred loan fees and costs, excluding the allowance for loan losses. During the third quarter of 2020, the Company charged off $19.3 million against the allowance for loan losses as result of the deterioration of one commercial loan relationship.

amerantbank.com

AMERANT

12 amerantbank.com $5,842 $6,024 $5,878 $5,732 $5,678 $2,521 $2,634 $2,686 $2,679 $2,759 $1,894 $1,846 $1,767 $1,547 $1,388 $647 $588 $508 $634 $553 $780 $956 $917 $872 $978 1.18% 0.95% 0.82% 0.69% 0.60% 1Q20 2Q20 3Q20 4Q20 1Q21 0 1,000 2,000 3,000 4,000 5,000 6,000 7,000 $3,031 $2,635 $2,529 $2,503 2018 2019 2020 1Q21 $3,001 $3,122 $3,203 $3,175 2018 2019 2020 1Q21 ~3% CAGR Domestic Deposits ($ in millions) ~8% Compound Annual Decline Rate Deposit Highlights Deposit Composition 56% International Deposits ($ in millions) Mix by Country of Domicile Transaction Deposits Customer CDs Brokered Deposits (1) Cost of total Deposits (2) ($ in millions, except for percentages) 44% (1) 1Q21, 4Q20 and 3Q20 include brokered transactional deposits of $58 million, $140 million and $22 million, respectively, and brokered time deposits of $494 million, $494 million and $487 million, respectively. All other periods shown includes only brokered time deposits. (2) Annualized and calculated based upon the average daily balance of total deposits. Noninterest Bearing Demand Deposits

13 amerantbank.com $49.2 $46.3 $45.4 $48.7 $47.6 2.65% 2.44% 2.39% 2.61% 2.66% Net Interest Income NIM 1Q20 2Q20 3Q20 4Q20 1Q21 0 10 20 30 40 50 60 NIM increased in 1Q21 primarily due to: – Lower overall cost of deposits – Reduced customer CDs volumes Net interest income down in 1Q21 primarily on: – Lower average loan volumes due to higher prepayments Net Interest Income and NIM Net Interest Income (NII) and NIM (%) Commentary ($ in millions, except for percentages)

14 amerantbank.com $21.9 $19.8 $20.3 $11.5 $14.2 $4.3 $3.4 $3.9 $4.2 $4.1 $4.1 $4.3 $4.3 $4.2 $4.6 $9.6 $7.7 $8.6 $1.0 $2.6 $3.9 $4.4 $3.5 $2.1 $2.9 1Q20 2Q20 3Q20 4Q20 1Q21 0 2 4 6 8 10 12 14 16 18 20 22 7% 93% 10% 90% Noninterest Income Mix Noninterest Income Mix Commentary • Net gain on sale of securities from portfolio repositioning • Other noninterest income in 4Q20 included loss recorded on sale of operations center • 1Q21 Offsets: absence of loan fees from Main Street Lending Program, lower derivative income and wire transfer fees Assets Under Management/Custody Deposits and service fees Brokerage, advisory and fiduciary activities Other noninterest income $2.0B Domestic International 1Q211Q20 $1.6B ($ in millions) Securities gains, net

15 amerantbank.com Decrease in noninterest expense in 1Q21 primarily due to: • 4Q20 salaries and employee benefits expenses included severance costs • Lower salaries and employee benefits due to separation plans implemented in 4Q20 • Increase in FTEs resulting from strategic hirings in business front-line $44.9 $36.7 $45.5 $51.6 $43.6 $29.3 $21.6 $28.3 $32.3 $26.4 $15.6 $15.1 $17.2 $19.3 $17.2 825 825 807 713 731 1Q20 2Q20 3Q20 4Q20 1Q21 10 20 30 40 50 60 Noninterest Expense Noninterest Expense Mix Commentary Other operating expenses Salaries and employee benefits FTE ($ in millions, except for FTEs)

16 amerantbank.com $199 $201 $205 $208 $210 -50 bps -25 bps BASE +25 bps +50 bps 160 180 200 (As of March 31, 2021) Fixed 52% Adjustable 48% Interest Rate Sensitivity By Interest TypeBy Rate Type By Repricing Term (1) NII and percentage change represents the base scenario of net interest income. The base scenario assumes (i) flat interest rates over the next 12 months, (ii) that total financial instrument balances are kept constant over time and (iii) that interest rate shocks are instant and parallel to the yield curve Loan Portfolio & Repricing Detail Impact on NII from Interest Rate Change (1) Net Interest Income Change from base <1 year 54% 1-3 years 10% 4-5 years 12% 5+ years 24% -2.6% -1.6% 0.0% 2.8% 1.8% ($ i n M ill io n s) (As of March 31, 2021) Swap 4% Fixed 52% UST 1% Libor 36% Prime 7%

17 amerantbank.com Initiatives: Near and Long-term • “Deposits First” • Brand Awareness • Rationalization of Lines of Business and Geographies • Path to 60% Efficiency Ratio • Capital Structure Optimization Focused on increasing profitability and shareholder value

amerantbank.com Supplemental Information COVID-19 Update

19 amerantbank.com Business Update Related to COVID-19 1 • Amerant’s Business Continuity Plan (“BCP”) continues to successfully support employees with remote work capabilities • Company moved into a new phase of reintroducing a higher number of employees back into the workplace following safety protocols per CDC guidelines and placing rotating schedules to minimize contagion risk • Banking centers working regular business hours, following strict CDC protocols Business Continuity Plan Relief Requests Summary Continue to monitor credit quality and effectively reduce loans under forbearance • 10 customers remaining totaling $62MM or 1.1% of total loans vs. 21.4% at 6/5/20 peak • Mainly CRE NY: 2 CRE retail $41MM, 1 CRE office $8MM and 3 multifamily $12MM • Increase in 1Q21 due to 1 CRE retail NY $28.6MM, 1 CRE office NY with ground floor retail $8.5MM and 1 CRE multifamily NY $2.4MM, partially offset by $20.7MM in loans that resumed regular payments after forbearance period ended • 99.5% of total requests are secured with RE collateral (Wavg. LTV 68.2%) • Have received 100% of payments due for loans that have resumed their regular payments (1) Information as of March 31, 2021

Loan Portfolio by Industry

20

(Mar 31, 2021)

($ in millions)	Real Estate	Non-Real Estate	Total	% Total Loans	Unfunded Commitments[8]
Financial Sector [1]	$ 5	$ 65	$ 70	1.2 %	$ 24
Construction and Real Estate & Leasing:					
Commercial real estate loans	2,788	—	2,788	48.5 %	215
Other real estate related services and equipment leasing [2]	50	72	122	2.1 %	20
Total construction and real estate & leasing	**2,838**	**72**	**2,910**	**50.6 %**	**235**
Manufacturing:					
Foodstuffs, Apparel	74	34	108	1.9 %	5
Metals, Computer, Transportation and Other	16	103	119	2.1 %	19
Chemicals, Oil, Plastics, Cement and Wood/Paper	26	19	45	0.8 %	3
Total Manufacturing	**115**	**156**	**271**	**4.7 %**	**27**
Wholesale [3]	158	429	587	10.2 %	123
Retail Trade [4]	258	118	376	6.5 %	38
Services:					
Communication, Transportation, Health and Other [5]	247	135	382	6.6 %	33
Accommodation, Restaurants, Entertainment and other services [6]	102	71	173	3.0 %	25
Electricity, Gas, Water, Supply and Sewage Services	6	28	34	0.6 %	4
Total Services	**355**	**234**	**589**	**10.2 %**	**63**
Primary Products:					
Agriculture, Livestock, Fishing and Forestry	—	1	1	— %	—
Mining	—	6	6	0.1 %	1
Total Primary Products	**—**	**7**	**7**	**0.1 %**	**1**
Other Loans [7]	626	314	940	16.3 %	220
Total Loans	**$ 4,355**	**$ 1,395**	**$ 5,750**	**100.0 %**	**$ 730**

(1) Consists mainly of finance facilities granted to non-bank financial companies.
(2) Comprised mostly of construction and real estate related services and equipment rental and leasing activities
(3) Food wholesalers represented approximately 40%
(4) Gasoline stations represented approximately 60%
(5) Healthcare represented approximately 57%
(6) Other repair and maintenance services represented 53%
(7) Primarily residential, consumer loans, and cash secured loans and loans belonging to industrial sectors not included in the above sectors, which do not individually represent more than 1 percent of the total loans portfolio
(8) Not all unfunded commitments are unilaterally available to borrowers. For example, certain revolving loans and asset based lending loans require borrowers provide additional collateral to access the full amount of the commitment

Highlights

- Diversified portfolio - highest sector concentration, other than real estate, at 10.2% of total loans
- 76% of total loans secured by real estate
- Main concentrations:
  - CRE or Commercial Real Estate
  - Wholesale - Food
  - Retail - Gas stations
  - Services – Healthcare, Repair and Maintenance

amerantbank.com

AMERANT

21 amerantbank.com Industries with Escalated Monitoring CRE Hotels (As of 03/31/2021) • CRE Hotel portfolio is limited to 27 properties, majority of which are in popular travel destinations such as Miami Beach (#9 / $104 MM) and New York (#2 / $72 MM) • Three hotel construction loans to borrowers who are experienced hotel operators within their markets with significant equity and resources as well as previous construction track record with the Bank. To date, hotel construction projects continue on budget and without significant delays • Hotel with LTV above 80% mainly consist of 1 hotel in Miami Beach for which LTV is based on hotel operation only and does not include additional condo rental pool component that provides additional source of repayment • None of the hotel loans are under forbearance Highlights Full Service 36% Limited Service 36% Boutique 28% Hotels 13% 36% 36% 3% 11% 0% 10% 20% 30% 40% 50% 50% or less 50-60% 60-70% 70-80% 80% or more Hotels - LTV Total: $287 million Loan Portfolio Percentage: 5.0%

22 amerantbank.com 11% 23% 41% 19% 6% 50% or less 50- 60% 60- 70% 70- 80% 80% or more 0% 10% 20% 30% 40% 50% 60% Industries with Escalated Monitoring CRE Retail (As of 03/31/2021) • Florida and Texas are focused on neighborhood shopping centers or service centers with basic needs related anchor stores, as well as the retail corridor in Miami Beach • New York is focused on high traffic retail corridors with proximity to public transportation services • Single-tenant vacant consist of two properties located in the New York-Midtown submarket with strong sponsors carrying the property or with cash flow sweep reserves in place Highlights CRE Retail (1) Retail - LTV Food and Health Retail36% Clothing 27% Banking 8% Restaurant 3% Education 9% Groceries 4% Vacant 14% CRE Retail - Single Tenant (1) (1) CRE retail loans above $5 million Total: $1.1 billion Loan Portfolio Percentage: 18.9% Total: $190 million Loan Portfolio Percentage: 3.3% Neighborhood Center 20% Single Tenant 24% Strip/Convenience 29% Community Center15% Theme/Festival Center 12%

amerantbank.com Appendices

24 amerantbank.com Appendix 1 Summary Financial Statements (1) Includes debt securities available for sale, held to maturity and equity securities with readily determinable fair value not held for trading. FHLB and FRB stock are included in "Other Assets" (2) Includes the effect of adopting ASU 2016-02 (Leases) in 1Q21. (3) The balance of Senior Notes are presented net of direct issuance cost which is deferred and amortized over 5 years December 31, March 31, (in millions) 2018 2019 2020 2021 Assets Cash and cash equivalents $85.7 $121.3 $214.4 $233.5 Total Securities (1) 1,671.2 1,666.5 1,307.6 1,318.8 Loans Held for Sale (HFS) — — — 1.0 Loans, Gross (Excl HFS) 5,920.2 5,744.3 5,842.3 5,753.8 Allowance for Loan Losses 61.8 52.2 110.9 110.9 Loans, net (Excl HFS) 5,858.4 5,692.1 5,731.4 5,642.9 Premises & Equipment, net 123.5 128.8 110.0 109.1 Goodwill 19.2 19.5 19.5 19.5 Bank Owned Life Insurance 206.1 211.9 217.5 218.9 Other Assets (2) 160.1 145.3 170.5 207.4 Total Assets $8,124.3 $7,985.4 $7,770.9 $7,751.1 Liabilities Total Deposits $6,032.7 $5,757.1 $5,731.6 $5,678.1 Advances from the Federal Home Loan Bank and Other Borrowings 1,166.0 1,235.0 1,050.0 1,050.0 Senior notes (3) — — 58.6 58.7 Junior Subordinated Debentures Held by Trust Subsidiaries 118.1 92.2 64.2 64.2 Accounts Payable, Accrued Liabilities and Other Liabilities (2) 60.1 66.3 83.1 115.2 Total Liabilities $7,376.9 $7,150.7 $6,987.5 $6,966.1 Total Stockholders' Equity 747.4 834.7 783.4 785.0 Total Liabilities and Stockholders' Equity $8,124.3 $7,985.4 $7,770.9 $7,751.1

25 amerantbank.com Appendix 1 Summary Financial Statements (cont’d) Years ended December 31, Three months ended (in thousands) 2018 2019 2020 March 31, 2021 Total Interest Income $309,358 $312,974 $260,554 $60,329 Total Interest Expense 90,319 99,886 71,002 12,760 Net Interest Income $219,039 $161,826 $189,552 $47,569 Provision for (Reversal of) Loan Losses 375 (3,150) 88,620 — Total Noninterest Income 53,875 57,110 73,470 14,163 Total Noninterest Expense 214,973 209,317 178,736 43,625 Income (Loss) before Income Tax (Expense) Benefit 57,566 64,031 (4,334) 18,107 Income Tax (Expense) Benefit (11,733) (12,697) 2,612 (3,648) Net Income (Loss) $45,833 $51,334 ($1,722) $14,459

26 amerantbank.com Appendix 2 Non-GAAP Financial Measures Reconciliations Explanation of Certain Non-GAAP Financial Measures This Presentation contains certain adjusted financial information, and their effects on noninterest income, noninterest expense, income taxes, net income, pre-provision net revenue, ROA and ROE and certain other financial ratios. These adjustments include: • the $1.7 million loss on the sale of the Beacon operations center during the fourth quarter of 2020 • the $2.8 million net gain on the sale of vacant Beacon land during the fourth quarter of 2019, • spin-off expenses totaling $6.7 million in 2018, beginning in the fourth quarter of 2017 and continuing to the fourth quarter of 2018, • the $6.4 million, $5.0 million, $11.9 million and $0.2 million in restructuring expenses in 2018, 2019, 2020 and the first quarter of 2021, respectively, related to staff reduction costs, legal and strategic advisory costs, rebranding costs, digital transformation costs and branch closure expenses The Company uses certain non-GAAP financial measures, within the meaning of SEC Regulation G, which are included in this Presentation to explain our results and which are used in our internal evaluation and management of the Company’s businesses. The Company’s management believes these non-GAAP financial measures and the information they provide are useful to investors since these measures permit investors to view the Company’s performance using the same tools that management uses to evaluate the Company’s past performance and prospects for future performance. The Company believes these are especially useful in light of the effects of our spin-off and related restructuring expenses, as well as the sale of the Beacon operations center in the fourth quarter of 2020 and the sale of the vacant Beacon land in the fourth quarter of 2019 These as-adjusted measures are not in accordance with generally accepted accounting principles (“GAAP”). This Appendix 2 reconciles these adjustments to reported results.

27 amerantbank.com Appendix 2 Non-GAAP Financial Measures Reconciliations (cont’d)* (in thousands) 1Q21 2020 2019 2018 Total noninterest income $ 14,163 $ 73,470 $ 57,110 $ 53,875 Plus: loss on sale of the Beacon operations center (1) — 1,729 — — Less: gain on sale of vacant Beacon land — — (2,795) — Adjusted noninterest income $ 14,163 $ 75,199 $ 54,315 $ 53,875 Total noninterest expenses $ 43,625 $ 178,736 $ 209,317 $ 214,973 Less: Restructuring costs (2): Staff reduction costs (3) 6 6,405 1,471 4,709 Digital transformation expenses 234 3,116 — — Branch closure expenses — 2,404 — — Legal and strategy advisory costs — — — 1,176 Rebranding costs — — 3,575 400 Other costs — — — 110 Total restructuring costs 240 11,925 5,046 6,395 Less Spin-off costs: Legal fees — — — $ 3,539 Additional contribution to non-qualified deferred compensation plan on behalf of participants to mitigate tax effects of unexpected early distribution due to spin-off (4) — — — $ 1,200 Accounting and consulting fees — — — $ 1,384 Other expenses — — — 544 Total Spin-off costs — — — 6,667 Adjusted noninterest expense $ 43,385 $ 166,811 $ 204,271 $ 201,911 (*) See footnotes in Slide 30

28 amerantbank.com (in thousands) 1Q21 2020 2019 2018 Net (loss) income $ 14,459 $ (1,722) $ 51,334 $ 45,833 Plus after-tax restructuring costs: Restructuring costs before income tax effect 240 11,925 5,046 6,395 Income tax effect (48) (7,187) (1,001) (1,303) Total after-tax restructuring costs 192 4,738 4,045 5,092 Plus after-tax total Spin-off costs: Total Spin-off costs before income tax effect — — — 6,667 Income tax effect (5) — — — 331 Total after-tax Spin-off costs — — — 6,998 Less after-tax loss on sale of the Beacon Operations Center: Loss on sale of the Beacon Operations Center before income tax effect — 1,729 — — Income tax effect — (1,042) — — Total after-tax loss on sale of Beacon Operations Center — 687 — — Less after-tax gain on sale of vacant Beacon land: Gain on sale of vacant Beacon land before income tax effect — — (2,795) — Income tax effect — — 554 — Total after-tax gain on sale of vacant Beacon land — — (2,241) — Adjusted net (loss) income $ 14,651 $ 3,703 $ 53,138 $ 57,923 Net Income (Loss) $ 14,459 $ (1,722) $ 51,334 $ 45,833 Plus: provision for loan losses — 88,620 (3,150) 375 Plus: provision for income tax expense (benefit) 3,648 (2,612) 12,697 11,733 Pre-provision net revenue $ 18,107 $ 84,286 $ 60,881 $ 57,941 Appendix 2 Non-GAAP Financial Measures Reconciliations (cont’d)* (*) See footnotes in Slide 30

(*) See footnotes in Slide 30

29

Appendix 2
Non-GAAP Financial Measures Reconciliations (cont'd)*

	1Q21	2020	2019	2018
Basic earnings (loss) per share	$ 0.38	$ (0.04)	$ 1.21	$ 1.08
Plus: after tax impact of restructuring costs	0.01	0.11	0.09	0.12
Plus: after tax impact of total spin-off costs	—	—	—	0.16
Plus: after tax loss on sale of the Beacon Operations Center	—	0.02	—	—
Less: after tax gain on sale of vacant Beacon land	—	—	(0.05)	—
Total adjusted basic earnings per common share	$ 0.39	$ 0.09	$ 1.25	$ 1.36
Diluted earnings (loss) per share (6)	$ 0.38	$ (0.04)	$ 1.20	$ 1.08
Plus: after tax impact of restructuring costs	0.01	0.11	0.09	0.12
Plus: after tax impact of total spin-off costs	—	—	—	0.16
Plus: after tax loss on sale of the Beacon Operations Center	—	0.02	—	—
Less: after tax gain on sale of vacant Beacon land	—	—	(0.05)	—
Total adjusted diluted earnings per common share	$ 0.39	$ 0.09	$ 1.24	$ 1.36
Net income (loss) / Average total assets (ROA)	0.76 %	(0.02)%	0.65 %	0.55 %
Plus: after tax impact of restructuring costs	0.01 %	0.06 %	0.05 %	0.06 %
Plus: after tax impact of total spin-off costs	— %	— %	— %	0.08 %
Plus: after tax loss on sale of the Beacon Operations Center	— %	0.01 %	— %	— %
Less: after tax gain on sale of vacant Beacon land	— %	— %	(0.03)%	— %
Adjusted net income / Average total assets (Adjusted ROA)	0.77 %	0.05 %	0.67 %	0.69 %
Net income (loss) / Average stockholders' equity (ROE)	7.47 %	(0.21)%	6.43 %	6.29 %
Plus: after tax impact of restructuring costs	0.10 %	0.57 %	0.51 %	0.70 %
Plus: after tax impact of total spin-off costs	— %	— %	— %	0.96 %
Plus: after tax loss on sale of the Beacon Operations Center	— %	0.08 %	— %	— %
Less: after tax gain on sale of vacant Beacon land	— %	— %	(0.28)%	— %
Adjusted net income / stockholders' equity (Adjusted ROE)	7.57 %	0.44 %	6.66 %	7.95 %

(*) See footnotes in Slide 30

amerantbank.com

AMERANT

30

Appendix 2
Non-GAAP Financial Measures Reconciliations (cont'd)

(in thousands, except per share data and percentages)	1Q21	2020	2019	2018
Tangible common equity ratio:				
Stockholders' equity	$ 785,014	$ 783,421	$ 834,701	$ 747,418
Less: Goodwill and other intangibles	(21,515)	(21,561)	(21,744)	(21,042)
Tangible common stockholders' equity	$ 763,499	$ 761,860	$ 812,957	$ 726,376
Total assets	7,751,098	7,770,893	7,985,399	8,124,347
Less: Goodwill and other intangibles	(21,515)	(21,561)	(21,744)	(21,042)
Tangible assets	$ 7,729,583	$ 7,749,332	$ 7,963,655	$ 8,103,305
Common shares outstanding	37,922	37,843	43,146	43,183
Tangible common equity ratio	9.88 %	9.83 %	10.21 %	8.96 %
Stockholders' book value per common share	$ 20.70	$ 20.70	$ 19.35	$ 17.31
Tangible stockholders' book value per common share	$ 20.13	$ 20.13	$ 18.84	$ 16.82

(1) The Company leased-back the property for a 2-year term

(2) Expenses incurred for actions designed to implement the Company's strategy as a new independent company. These actions include, but are not limited to, reductions in workforce, streamlining operational processes, rolling out the Amerant brand, implementation of new technology system applications, enhanced sales tools and training, expanded product offerings and improved customer analytics to identify opportunities

(3) On October 9, 2020, the Board of Directors of the Company adopted a voluntary early retirement plan for certain eligible long-term employees and an involuntary severance plan for certain other positions consistent with the Company's effort to streamline operations and better align its operating structure with its business activities. 31 employees elected to participate in the voluntary plan, all of whom retired on or before December 31, 2020. The involuntary plan impacted 31 employees most of whom no longer worked for the Company and/or its subsidiaries by December 31, 2020. On December 28, 2020, the Company determined the termination costs and annual savings related to the voluntary and involuntary plans. The Company incurred approximately $3.5 million and $1.8 million in one-time termination costs in the fourth quarter of 2020 in connection with the voluntary and involuntary plans, respectively, the majority of which will be paid over time in the form of installment payments until December 2021. The Company estimates that the voluntary and involuntary plans will yield estimated annual savings of approximately $4.2 million and $5.5 million, respectively, for combined estimated annual savings of approximately $9.7 million beginning in 2021

(4) The spin-off caused an unexpected early distribution for U.S. federal income tax purposes from our deferred compensation plan. This distribution was taxable to plan participants as ordinary income during 2018. We partially compensated plan participants, in the aggregate amount of $1.2 million, for the higher tax expense they incurred as a result of the distribution increasing the plan participants' estimated effective federal income tax rates by recording a contribution to the plan on behalf of its participants. The after tax net effect of this $1.2 million contribution for the period ended September 30, 2018, was approximately $952,000. As a result of the early taxable distribution to plan participants, we expensed and deducted for federal income tax purposes, previously deferred compensation of approximately $8.1 million, resulting in an estimated tax credit of $1.7 million, which exceeded the amount of the tax gross-up paid to plan participants

(5) Calculated based upon the estimated annual effective tax rate for the periods, which excludes the tax effect of discrete items, and the amounts that resulted from the permanent difference between spin-off costs that are non-deductible for Federal and state income tax purposes, and total spin-off costs recognized in the consolidated financial statements. The estimated annual effective rate applied for the calculation differs from the reported effective tax rate since it is based on a different mix of statutory rates applicable to these expenses and to the rates applicable to the Company and its subsidiaries

(6) As of March 31, 2021, December 31, 2020 and December 31, 2019, potential dilutive instruments consisted of unvested shares of restricted stock and restricted stock units. As of December 31, 2020, potential dilutive instruments were not included in the dilutive earnings per share computation because the Company reported a net loss and their inclusion would have an antidilutive effect. As of March 31, 2021 and December 31, 2019, potential dilutive instruments were included in the diluted earnings per share computation because, when the unamortized deferred compensation cost related to these shares was divided by the average market price per share in those periods, fewer shares would have been purchased than restricted shares assumed issued. Therefore, in those periods, such awards resulted in higher diluted weighted averages shares outstanding than basic weighted average shares outstanding, and had a dilutive effect in per share earnings.

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